Exhibit 99.2

Stoke, Inc. and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

September 30, 2014

TABLE OF CONTENTS

Page No.

Condensed Consolidated Balance Sheets	1

Condensed Consolidated Statements of Operations and Comprehensive Loss	2

Condensed Consolidated Statements of Stockholders' Equity (Deficit)	3

Condensed Consolidated Statements of Cash Flows	4

Notes to the Condensed Consolidated Financial Statements	5 - 20

STOKE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Cash and cash equivalents	$784,460	$3,698,023
Accounts receivable	9,509	27,950
Inventories	4,748,027	7,048,738
Prepaid expenses and other current assets	474,333	297,753
Total current assets	6,016,329	11,072,464
Property and equipment, net	777,426	2,058,569
Restricted cash and deposits	263,319	296,151
Total assets	$7,057,074	$13,427,184
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable	$434,175	$756,235
Accrued liabilities	644,661	871,848
Deferred revenue - short-term	3,491,772	1,990,767
Notes payable - short-term	1,250,000	833,333
Total current liabilities	5,820,608	4,452,183
Deferred revenue - long-term	399,214	612,798
Notes payable - long-term	495,541	1,666,667
Other liabilities	302,005	75,604
Total liabilities	7,017,368	6,807,252
Commitments and contingencies (Note 9)
Stockholders' equity
Preferred stock: $0.0001 par value; 55,827,297 and 51,524,017 shares authorized at September 30, 2014 and and December 31, 2013, respectively Convertible preferred series A stock, 10,340,078 shares designated;
10,340,078 shares issued and outstanding at September 30, 2014 and December 31, 2013
(aggregate liquidation preference $10,340,078)	1,027	1,027
Convertible preferred series B stock, 10,734,273 shares designated; 10,568,826 shares issued and outstanding
at September 30, 2014 and December 31, 2013 (aggregate liquidation preference $20,799,450)	1,057	1,057
Convertible preferred series C stock, 9,961,949 shares designated;
9,803,413 shares issued and outstanding at September 30, 2014 and December 31, 2013
(aggregate liquidation preference $20,096,997)	980	980
Convertible preferred series D stock, 13,487,717 shares designated; 11,794,629 and 11,250,610 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively
(aggregate liquidation preference $24,751,342)	1,136	1,126
Convertible preferred series E stock, 6,716,124 shares designated;
6,716,124 shares issued and outstanding at September 30, 2014 and December 31, 2013
(aggregate liquidation preference $21,961,725)	671	671
Convertible preferred series F stock, 4,587,156 shares designated;
1,541,543 shares issued and outstanding at September 30, 2014
(aggregate liquidation preference $10,081,691)	154	—
Common stock, $0.0001 par value - 79,587,156 and 75,000,000 shares authorized; 8,216,665 and
9,157,915 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	773	867
Additional paid-in capital	109,294,731	104,444,049
Accumulated deficit	(108,775,677)	(97,421,853)
Accumulated other comprehensive loss	(485,146)	(407,992)
Total stockholders' equity	39,706	6,619,932
Total liabilities and stockholders' equity	$7,057,074	$13,427,184
The accompanying notes are an integral part of these consolidated financial statements.

STOKE INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
For the Nine Months Ended September 30, 2014 and 2013

	2014	2013
Revenues	$5,417,752	$7,979,817
Cost of revenues	4,436,039	3,235,890
Gross profit	981,713	4,743,927
Operating expenses
Research and development	5,629,484	7,445,689
Sales and marketing	4,454,042	6,488,412
General and administrative	2,116,024	2,168,321
Total operating expenses	12,199,550	16,102,422
Loss from operations	(11,217,837)	(11,358,495)
Other (expense) income
Interest income	3,127	2,990
Other Income	71,670	—
Interest and other expense	(215,638)	(129,226)
Loss before provision for income taxes	(11,358,678)	(11,484,731)
Provision for income taxes	(4,854)	158,345
Net loss	(11,353,824)	(11,643,076)
Other comprehensive loss, net of tax
Foreign currency translation adjustments	(77,154)	(97,242)
Total other comprehensive loss	(77,154)	(97,242)
Comprehensive loss	$(11,430,978)	$(11,740,318)

The accompanying notes are an integral part of these consolidated financial statements.

STOKE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Stockholders' Equity
For the Nine Months Ended September 30, 2014 and Year Ended December 31, 2013

							Accumulated
	Convertible				Additional		Other	Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity
Balance - December 31, 2012	48,679,051	$4,861	9,115,824	$866	$102,881,199	$(81,039,194)	$(315,399)	$21,532,333
Issuance of common stock upon exercise of vested stock options	—	—	12,575	1	4,982	—	—	4,983
Net exercise of warrants for common stock	—	—	29,516	—	—	—	—	—
Stock-based compensation expense for employees	—	—	—	—	1,453,530	—	—	1,453,530
Stock-based compensation expense for non-employees	—	—	—	—	104,338	—	—	104,338
Currency translation adjustment	—	—	—	—	—	—	(92,593)	(92,593)
Net loss	—	—	—	—	—	(16,382,659)	—	(16,382,659)
Balance - December 31, 2013	48,679,051	$4,861	9,157,915	$867	$104,444,049	$(97,421,853)	$(407,992)	$6,619,932
Issuance of Series F preferred stock at $3.27 per share (net of issuance costs of $75,812)	1,464,691	146	(1,000,000)	(100)	3,603,682	—	—	3,603,728
Net exercise of warrants for Series F preferred stock	76,452	8	—	—	757	—	—	765
Fair Value of warrant issued in connection with note payable	—	—	—	—	311,501	—	—	311,501
Net exercise of warrants for Series D preferred stock	544,019	10	—	—	52,377	—	—	52,387
Issuance of common stock upon exercise of vested stock options	—	—	58,750	6	4,507	—	—	4,513
Stock-based compensation expense for employees	—	—	—	—	877,858	—	—	877,858
Currency translation adjustment	—	—	—	—	—	—	(77,154)	(77,154)
Net loss	—	—	—	—	—	(11,353,824)	—	(11,353,824)
Balance - September 30, 2014	50,764,213	$5,025	8,216,665	$773	$109,294,731	$(108,775,677)	$(485,146)	$39,706

The accompanying notes are an integral part of these consolidated financial statements.

STOKE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2014 and 2013

	2014	2013
Cash flows from operating activities
Net loss	$(11,353,824)	$(11,643,076)
Adjustments to reconcile net loss to net cash used in operating activities
Fair Value of warrants surrendered in net exercise	765	—
Depreciation and amortization	1,303,300	1,912,057
Stock-based compensation expense	877,858	1,246,893
Loss on disposal of property & equipment	51,077	36,635
Non-cash interest expense	77,875	—
Change in operating assets and liabilities
Accounts receivable	18,441	(973,485)
Inventories	2,300,711	1,193,826
Prepaid expenses and other current assets	(177,339)	41,761
Accounts payable	(322,083)	(146,103)
Accrued liabilities	(229,612)	(295,621)
Deferred revenue	1,287,421	2,248,818
Other liabilities	226,401	75,604
Net cash used in operating activities	(5,939,009)	(6,302,691)
Cash flows from investing activities
Purchase of property and equipment	(90,110)	(17,305)
Deposit, net	32,531	(40,498)
Net cash used in investing activities	(57,579)	(57,803)
Cash flows from financing activities
Borrowings under notes payable	—	500,000
Repayments of notes payable	(520,833)	—
Net proceeds from issuance of Series F preferred stock	3,603,728	—
Net proceeds from issuance of Series D preferred stock upon exercise of warrants	52,387	—
Net proceeds from issuance of common stock
upon exercise of vested stock options	4,513	4,983
Net cash provided by financing activities	3,139,795	504,983
Effect of exchange rate changes on cash	(56,770)	37,019
Net decrease in cash and cash equivalents	(2,913,563)	(5,818,492)
Cash and cash equivalents - beginning of year	3,698,023	12,487,757

Cash and cash equivalents - as of September 30,	$784,460	$6,669,265

Supplement disclosures of cash flow information
Cash paid for income taxes	$80,173	$105,746
Cash paid for interest	$89,142	$53,357

Noncash financing and investing activities
Fair value of warrants issued in connection with note payable	$311,501	$—
Transfer of inventory to property and equipment	$—	$53,085

The accompanying notes are an integral part of these consolidated financial statements.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

1.	Organization and Summary of Significant Accounting Policies

Description of Business - Stoke, Inc. and subsidiaries (the "Company") was incorporated in the state of Delaware on March 17, 2004, under the name Network Vanguard, Inc. and is located in Santa Clara, California. On July 13, 2004, the Company changed its name to Stoke, Inc. The Company has wholly-owned subsidiaries in the United Kingdom, India, Japan, Korea, and Singapore. The United Kingdom subsidiary maintains two registered branches in Spain and France. Stoke International, Inc., a wholly-owned subsidiary of the Company, owns all foreign subsidiaries as a holding company.

Stoke, Inc. delivers gateway solutions for the mobile access border, securing communications between the radio access network and the operator core, protecting subscribers while safeguarding critical mobile core infrastructure from malicious attacks and excessive signaling overload. The Company partners with leading industry equipment providers and systems integrators to deliver a carrier-class solution that is fully interoperable, securing mobile sessions across a wide range of access infrastructure.

Interim Financial Statements - The unaudited condensed consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The condensed consolidated balance sheet as of December 31, 2013 contained herein has been derived from audited financial statements.

Operating results for the nine months ended September 30, 2014 are not necessarily indicative of results that may be expected for the year ending December 31, 2014. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and noted thereto for the year ended December 31, 2013.

Accounting Policies - See the notes in our December 31, 2013 consolidated financial statements for a summary of our significant accounting policies.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
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2.	Restricted Cash and Deposits

As of September 30, 2014, the Company's India subsidiary maintains a facility deposit of $198,302, which is refundable in August 2015.

The Company maintains a letter of credit with the landlord for its U. S. headquarters in Santa Clara of $65,017 which is refundable in February 2017. U.S. and India facility deposits are included in restricted cash and deposits as of September 30, 2014 and December 31, 2013.

3.	Inventory

Inventories consist of the following as of:

	September 30, 2014	December 31, 2013
Raw materials	$2,537,175	$3,706,106
Finished goods	2,210,852	3,342,632
Inventory	$4,748,027	$7,048,738

The Company writes down the value of inventories for estimated excess and obsolete inventories based upon assumptions about future demand and market conditions. During the nine months ended September 30, 2014, the Company recorded a $2 million write down to the value of inventory as a result of applying this policy.

4.	Warranties

Warranties are presented as a component of accrued liabilities in the accompanying balance sheet. Changes in the Company's warranty liability are as follows:

	September 30, 2014	December 31, 2013
Balance at beginning of period	$33,033	$43,785
Warranties issued	250,691	257,892
Warranty claims	(247,788)	(268,644)
Balance at end of period	$35,936	$33,033

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

5.	Property and Equipment, Net

Property and equipment, consisted of the following as of:

	September 30, 2014	December 31, 2013
Machinery, lab and IT equipment	$12,159,314	$12,138,661
Office equipment	39,766	106,017
Leasehold improvements	726,549	640,405
Total property and equipment	12,925,629	12,885,083
Less: accumulated depreciation	(12,148,203)	(10,826,514)
Property and equipment, net	$777,426	$2,058,569

Depreciation expense for the nine months ended September 30, 2014 and 2013 was $1,303,300 and $1,912,057.

6.	Notes Payable

In June 2012, the Company entered into a Loan and Security Agreement with Silicon Valley Bank (SVB), under which the Company could borrow up to $10 million as revolving credit facility with an interest rate of 3.00%. The Company was required to make interest only monthly payments for the 24 month term of the SVB loan and the outstanding principal balance was due at maturity,
June 29, 2014. In March 2014, the Company restructured the SVB line of credit to a term loan repayable over 24 months at an interest rate of 6.00%. In connection with the note, the company issued warrants to SVB to purchase 175,000 shares of the Company's Series F preferred stock (see note 10 for details).

Note payable, net consists of the following as of September 30, 2014:

Note Payable	$1,979,167
Less discount on note payable for warrant	(311,501)
Amortization of discount on warrant	77,875
Note payable, net	$1,745,541

The following schedule is a summary of future payments on notes payable, which, incorporates the restructured payment terms per the March 2014 restructuring:

As of September 30,
Remaining period of 2014	$312,500
2015	1,250,000
2016	416,667
$1,979,167

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

7.    Income Taxes

The following is a geographical breakdown of condensed consolidated loss before income taxes by income tax jurisdiction for the nine months ended September 30, 2014:

	2014	2013
United States	$(11,628,909)	$(11,831,304)
Foreign	270,231	346,573
Loss before income taxes	$(11,358,678)	$(11,484,731)

The components of the provision for income taxes for the nine months ended September 30, 2014 and 2013 are as follows:

	2014	2013
Current
State	$801	$1,020
Foreign	(5,756)	171,004
Deferred
Foreign	101	(13,679)
Total expense for taxes	$(4,854)	$158,345

The components of net deferred income tax assets as of September 30, 2014 and December 31, 2013 were as follows:

	September 30, 2014	December 31, 2013
Net operating loss carry-forwards	$23,249,003	$21,598,513
Temporary differences	14,425,817	12,523,397
Tax credit carry-forwards	5,024,135	4,905,382
Total deferred income tax assets	42,698,955	39,027,292
Valuation allowance	(42,621,029)	(38,949,265)
Net deferred income tax assets	$77,926	$78,027

Based on the available objective evidence, management believes it is more likely than not that except for Stoke India, the net deferred tax assets as of September 30, 2014 will not be fully realizable. Accordingly, management has applied a valuation allowance against all of its net deferred tax assets with the exception of Stoke India's deferred tax assets at September 30, 2014. The net change in the total valuation allowance for the nine months ended September 30, 2014 was an increase of approximately $3.7 million.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

7.	Income Taxes (continued)

At September 30, 2014, the Company has net operating loss carry-forwards for federal, California and other state income tax purposes of approximately $61.5 million, $40.0 million and $0.7 million, respectively. The federal net operating loss carry-forwards will begin to expire in 2024. The California net operating loss carry-forwards will begin to expire in 2015. Net operating loss carry-forwards from other states began to expire in 2014.

The Company has research and development tax credit carry-forwards for federal and California income tax purposes of approximately $3.5 million and $4.2 million, respectively. The federal tax credit carry-forwards will begin to expire in 2024. The California tax credit carry-forwards can be carried forward indefinitely.

Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income that can be offset by net operating loss (NOL) carry-forwards after a change in control (generally greater than 50% change in ownership). Generally, after a control change, a loss corporation cannot deduct NOL carry-forwards in excess of the Section 382 limitations. Due to these provisions, utilization of NOL and tax credit carry-forwards may be subjected to annual limitations regarding their utilization against taxable income in future periods.

As of September 30, 2014, the Company had a long-term income tax accrual of $163,000. As of
September 30, 2014, the Company had $1.7 million of cumulative unrecognized tax benefits of which $147,000 has a tax rate impact and $1.6 million has no tax rate impact. If recognized, there will be no effect on the Company's effective tax rate. For the nine months ended and year to date as of September 30, 2014, the Company recognized $6,000 and $16,000 respectively of accrued interest and penalties associated with unrecognized tax benefits.

A reconciliation of the beginning and ending unrecognized tax benefit amounts is as follows:

Balance at December 31, 2013	$1,641,000
Increase related to 2014 tax position	67,000
Reduction related to prior tax position	(4,000)
Balance at September 30, 2014	$1,704,000

The Company does not have any tax positions for which it is reasonably possible the total amount of gross unrecognized tax benefits will significantly increase or decrease within 12 months of September 30, 2014.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

7.	Income Taxes (continued)

The Company's federal return is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending December 31, 2011 through December 31, 2014. The Company's state returns are open to audit under the statute of limitations for the years ending December 31, 2010 through December 31, 2014. In addition, all years for which there are unutilized net operating losses and tax credit carryovers are open to audit. The Company's foreign tax returns are open to audit under the statute of limitations from 2008 to 2014.

8.	Employee Benefit Plan

The Company has a 401(k) defined contribution plan (the "Plan") covering substantially all employees of the Company. As allowed under section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary deductions for eligible employees.

Eligible employees may contribute up to the maximum amount set periodically by the Internal Revenue Service. The Plan also allows for discretionary employer contributions. No contributions were made by the Company for the nine months ended September 30, 2014 and the year ended December 31, 2013.

9.	Commitments and Contingencies

Operating Leases - In December 2005, the Company executed an operating lease agreement for approximately 35,000 square feet of office and laboratory space in Santa Clara, California. The term of the lease began in January 2006 and expired in December 2009. In June 2009, the lease term was extended for a period of 48 months commencing on January 1, 2010 and ending on
December 31, 2013. In August 2013, the lease term was extended for a period of 38 months commencing on January 1, 2014 and ending on February 28, 2017. The Company also leases its facilities in Japan and India under operating leases through 2014 and 2015, respectively.

Future minimum lease payments under contractual lease arrangements are as follows:

As of September 30,
Remaining months of 2014	$246,449
2015	1,007,214
2016	757,483
2017	130,035
Future minimum lease payments	$2,141,181

Rent expense for the nine months ended September 30, 2014 and 2013 was $826,216 and $595,319.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

9.	Commitments and Contingencies (continued)

In March 2014, the Company entered into a sublease agreement for 9,000 square feet of their Santa Clara facility. The lease term is for a period of 34 months, ending on January 31, 2017. Rental income for the nine months ended September 30, 2014 was $71,670.

10.	Stockholders' Equity

Common Stock - The Company is authorized to issue 79,587,156 shares of common stock. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company.

The Company has reserved the following shares of common stock for future issuances as of September 30, 2014:

Conversion of outstanding Series A preferred stock	10,340,078
Conversion of outstanding Series B preferred stock	10,568,826
Conversion of outstanding Series C preferred stock	9,803,413
Conversion of outstanding Series D preferred stock	11,794,629
Conversion of outstanding Series E preferred stock	6,716,124
Conversion of outstanding Series F preferred stock	1,541,143
Warrants to purchase Series B preferred stock	165,447
Warrants to purchase Series D preferred stock	1,520,456
Warrants to purchase Series F preferred stock	830,889
Stock options outstanding	9,356,651
Total	62,637,656

Preferred Stock

Dividends - Holders of Series A, B, C, D, E and F preferred stocks are entitled to receive noncumulative dividends, when and if declared by the board of directors, at a rate of $0.08, $0.1574, $0.164, $0.176, $0.2616 and $0.2616 per share per annum, respectively. As of September 30, 2014, no dividends have been declared or paid by the Company.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

10.	Stockholders' Equity (continued)

Preferred Stock (continued)

Liquidation - In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets of the Company shall be distributed first to the holders of the preferred stock at an amount equal to the sum of the applicable original issue price, or $1.00 per share for each share of the Series A preferred stock, $1.968 for each share of the Series B preferred stock, $2.05 for each share of the Series C preferred stock, $2.20 for each share of Series D and $3.27 for each share of Series E preferred stock, plus declared and unpaid dividends on such preferred stock. The holders of Series F preferred stock shall be entitled to preference to the holders of Series E preferred stock, Series D preferred stock, Series C preferred stock, Series B preferred stock, Series A preferred stock and common stock. Series F preferred stock holders are entitled to an amount per share equal to the sum of two times (2X) the original issue price of $2.27 per share. If the assets of the Company available for distribution are not sufficient to pay the full amount of this distribution, such assets will be distributed pro rata to the holders of the preferred stock in proportion to the amount of preferred stock owned by each holder with Series F having priority preference as noted above. Any assets of the Company available for distribution in excess of the preferred stock liquidation preference amounts will be distributed pro rata to the holders of the common stock based on the number of shares of common stock held by each.

Conversion - Series A, Series B, Series C, Series D, Series E and Series F preferred stocks are convertible into common stock as determined by dividing the applicable original issue price for the given preferred shares by the applicable conversion price for such series, at the option of the holder, subject to adjustments for events of dilution. Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock and Series E preferred stock will automatically convert at the conversion rate upon the earlier of (i) with respect to Series A and Series B preferred stock, the date specified by written consent or agreement of the holders of 75% of the then-outstanding shares of Series A and Series B preferred stock, voting together as a single class, (ii) with respect to Series C or Series D or Series E or Series F preferred stock, the date specified by written consent or agreement of the holders of at least a majority of the then-outstanding shares of Series C or Series D or Series E preferred stock or (iii) immediately upon the closing of an initial public offering with a public offering price of not less than $4.91 per share and aggregate cash proceeds of $50,000,000.

Voting Rights - Holders of Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock , Series E preferred stock and Series F preferred stock have voting rights equal to the number of shares of common stock issuable upon conversion of such preferred stock.

The holders of outstanding common stock shall be entitled to elect two directors of the Company at any election of directors. As long as 15,000,000 shares of preferred stock originally issued remains outstanding, the holders of such shares of preferred stock are entitled to elect three directors of the Company at any election of directors. The holders of preferred stock and common stock voting as a single class shall be entitled to elect any remaining directors to the Company's board of directors.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

10.	Stockholders' Equity (continued)

Preferred Stock (continued)

The Company must obtain the approval of the holders of at least a majority of the then-outstanding shares of preferred stock for the following:

•	Take any action that results in a liquidation event

•	Make changes to any rights, preferences, or privileges of any shares of preferred stock, so as to affect adversely the shares

•	Increase or decrease to the number of authorized shares of common and preferred stock

•	Create, authorize, or issue, or obligate itself to issue, any equity security having preference over, or being on a parity with, any series of preferred stock

•	Redeem, purchase, or otherwise acquire any share or shares of preferred or common stock

•	Pay dividends on shares of common stock

•	Make amendments to the Company's certificate of incorporation or bylaws

•	Create, authorize, or issue, or obligate itself to issue, any equity security having more than one vote for each share of common stock into such share as convertible

•	Make changes to the authorized number of directors

2004 Option Plan

The Company's 2004 stock option plan (the "Plan") was adopted by the board of directors in April 2004. The Plan was for a 10 year period and automatically terminated in April 2014.

The Plan provided both for the direct award or sale of shares and for the grant of options to purchase shares. Options granted under the Plan included non-statutory options (NSOs), as well as incentive stock options (ISOs). Only employees were eligible for the grant of ISOs. Only employees, outside directors, and consultants were eligible for the grant of non-statutory options or the direct award or sale of shares.

Under the Plan, the exercise price of an ISO was not less than 100% of the fair market value of a share on the date of grant and the exercise price of a non-statutory option was not be less than 85% of the fair market value of a share on the date of grant, both options may be subject to a higher percentage as determined by the board of directors. All or part of the option may be exercised prior to its expiration at the time or times set forth in the notice of stock option grant. The options have a maximum term of 10 years and generally vest over a four year period.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

10.	Stockholders' Equity (continued)

2004 Option Plan (continued)

On July 29, 2013, the Company's board of directors authorized the re-pricing of 4,251,606 outstanding stock options changing the exercise price from $1.43, $1.71 and $2.49 to $1.11. The modification resulted in an incremental fair value of $696,147 which is being expensed over the modified option's remaining vesting period.

2014 Option Plan

The Company's 2014 stock option plan (the "2014 Plan") was adopted by the board of directors in July 2014 and as of September 30, 2014, 3,724,529 shares of common stock have been authorized for issuance under the Plan. In addition, the plan allows for shares that expire, terminate, cancel, or are repurchased from the 2004 Plan to become available for issuance under the 2014 Plan.

The 2014 Plan provides both for the direct award or sale of shares and for the grant of options to purchase shares. Options granted under the Plan may be incentive stock options (ISOs) intended to qualify under Code Section 422 or non-statutory options (NSOs) which are not intended to so qualify. Only employees, outside directors, and consultants shall be eligible for the grant of non-statutory options or the direct award or sale of shares. Only employees shall be eligible for the grant of ISOs.

Under the Plan, the exercise price of an option shall not be less than 100% of the fair market value of a share on the date of grant, and in the case of an ISO a higher percentage may be required if the stockholder owns more than 10% of total outstanding stock. In this instance, the ISO exercise price must be at least 110% of the fair market value of a share on the date of the grant. All or part of the option may be exercised prior to its expiration at the time or times set forth in the notice of stock option grant. The options have a maximum term of 10 years.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

10.	Stockholders' Equity (continued)

A summary of activity during the periods indicated below is as follows:

		Outstanding
	Shares Available	Shares	Weighted Average Exercise Price per Share
Balance - December 31, 2012	458,896	10,672,870	$1.20
Additional shares authorized	2,000,000	—	—
Granted	(2,432,800)	2,432,800	1.41
Exercised	—	(12,575)	0.40
Forfeited - unvested canceled	1,658,153	(1,658,153)	1.55
Expired - vested canceled	1,751,571	(1,751,571)	1.13
Balance - December 31, 2013	3,435,820	9,683,371	$0.77
Termination of 2004 plan	(3,724,529)	—	—
Additional shares authorized under the 2014 plan	3,724,529	—	—
Granted	(1,148,500)	1,148,500	1.14
Exercised	—	(58,750)	0.08
Forfeited - unvested canceled	690,909	(706,243)	0.42
Expired - vested canceled	710,227	(710,227)	0.26
Balance - September 30, 2014	3,688,456	9,356,651	$0.81
Options vested and expected to vest at September 30, 2014		7,872,169	0.75
Options vested and exercisable at September 30, 2014		6,730,028	$0.69

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

10.	Stockholders' Equity (continued)

Options outstanding and currently exercisable as of September 30, 2014, are as follows:

Exercise Prices	Outstanding
	Options	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price Per Share

$0.05	25,000	0.82	$0.05
0.10	88,000	1.46	0.10
0.13	2,021,276	2.71	0.13
0.28	14,670	3.52	0.28
0.42	942,368	4.95	0.42
0.58	49,727	4.03	0.58
0.82	237,720	5.82	0.82
1.11	5,231,257	7.79	1.11
$1.16	746,633	9.78	1.16
Total outstanding	9,356,651	6.41	$0.81

Exercisable	6,730,028	5.49	$0.69

Vested and expected to vest	7,872,169	6.00	$0.75

The weighted-average grant-date fair value of options granted during the nine month periods ending September 2014 and 2013 were $0.46 and $0.45, respectively.

The total intrinsic value for options exercised in the nine months ended September 30, 2014 and the year ended December 31, 2013 were $62,513 and $12,530, respectively, representing the difference between the estimated fair values of the Company's common stock underlying these options at the dates of exercise and the exercise prices paid.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

10.	Stockholders' Equity (continued)

Stock-Based Compensation Expense - For options granted, and valued based on their respective grant date fair value, the Company uses the straight-line method for expense attribution.

The Company estimates the fair value of options using the Black-Scholes-Merton option-valuation model. The valuation model requires the Company to make assumptions and judgments about the variables used in the calculation. These variables and assumptions include the weighted-average period of time that the options granted are expected to be outstanding, the volatility of the common stock and the risk-free interest rate. Since its stock has no trading history, the Company used the simplified calculation of expected term, and the Company estimated its stock volatility based on an average of the historical volatilities of several entities with characteristics similar to the Company. The risk-free interest rate is based on U.S. Treasury securities. The Company estimated its expected forfeiture rate of 21.42% based on historical experience.

During the nine months ended September 30, 2014 and 2013, the Company recorded $877,858 and $1,160,802 of stock compensation expense for the grants to employees, respectively, and $86,091 in 2013 to non-employees. As of September 30, 2014, total unrecognized compensation cost related to stock-based awards was $832,552, net of estimated forfeitures. This cost will be amortized on a straight-line basis over the weighted-average vesting period of approximately 2.42 years.

The following assumptions were used to calculate the fair value of stock options granted to employees:

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
Risk-free interest rate	1.84% - 1.94%	1.1% - 1.46%
Expected life	6	3.69 - 6
Expected dividends	None	None
Expected volatility	39.8% - 40.2%	39.9%

Warrants - On August 4, 2004, the Company entered into a loan agreement with Lighthouse. In April 2005, the scheduled drawdown on the line of credit of $2 million from Lighthouse was extended from March 31, 2005, to August 31, 2005. In return, the Company issued a warrant for 30,000 shares of Series A convertible preferred stock to Lighthouse at an exercise price of $1.00 per share. In May 2012, Lighthouse exercised 30,000 shares using a net issue election. As a result, in lieu of cash consideration, 12,456 shares of the Company's Series A preferred stock were issued and the remaining 17,544 shares granted under the warrant agreement were forfeited.

On December 19, 2005, the Company entered into loan agreements with Silicon Valley Bank. As part of these agreements, the Company granted warrants to purchase 165,447 shares of the Company's Series B preferred stock at an exercise price of $1.968 per share. All warrants are fully vested and exercisable and expire on December 18, 2018.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

10.	Stockholders' Equity (continued)

Warrants (continued)
Warrants to purchase 32,439 shares of the Company's common stock at an exercise price of $0.10 per share granted in 2006 were exercised using a net issue election in November 2013. As a result, in lieu of cash consideration, 29,516 shares of the Company's common stock were issued and the remaining 2,923 shares granted under the warrant agreement were forfeited.

As part of a loan agreement in 2007, the Company granted the lender warrants to purchase 158,536 shares of the Company's Series C preferred stock at an exercise price of $2.05 per share. The estimated total value of the warrants was $187,365 using the Black-Scholes-Merton option-pricing model with the following assumptions: contractual life of seven years, estimated volatility of 60%, and an interest rate of 5.0%. The fair value was amortized as additional interest expense over the term of the loan through September 2009. All warrants are fully vested and exercisable and expire on December 20, 2014.

As part of a loan agreement in 2009, the Company granted the lender warrants to purchase 81,818 shares of the Company's Series D preferred stock at an exercise price of $2.20 per share. The estimated total value of the warrants was $96,641 using the Black-Scholes-Merton option-pricing model with the following assumptions: contractual life of seven years, estimated volatility of 49%, and an interest rate of 3.2%. The fair value was amortized as additional interest expense during the term of the loan through May 2010. All warrants are fully vested and exercisable and expire on September 15, 2016.

In connection with issuance of Series D preferred stock in 2009, the Company issued warrants to participating investors to purchase an aggregate of 1,412,106 shares of Series D preferred stock at $0.58 per share. In March and April 2014, investors exercised 544,019 shares using a net issuance election plus $52,378 of cash proceeds. The remaining unexercised shares were forfeited.

In May 2010, the Company issued warrants to Hercules to purchase 118,181 shares of the Company's Series D preferred stock at an exercise price of $2.20 per share. The estimated total value of the warrants was $125,367 using the Black-Scholes-Merton option-pricing model with the following assumptions: contractual life of seven years, estimated volatility of 43%, and an interest rate of 2.75%. The fair value was amortized as additional interest expense during the term of the loan through June 2012. The Company recognized $0 and $57,311 interest expense in 2013 and 2012, respectively. All warrants are fully vested and exercisable and expire on May 28, 2017.

In connection with the issuance of an additional tranche of Series D preferred stock in 2010, the Company issued warrants to participating investors to purchase an aggregate of 761,366 shares of Series D preferred stock at $0.58 per share. On January 27, 2011, 136,364 shares of Series D preferred stock were issued upon exercise of warrants at $0.58 per share. All warrants are fully vested and exercisable and expire on March 31, 2015.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

10.	Stockholders' Equity (continued)

Warrants (continued)

In conjunction with the sale of Series B preferred stock, the Company granted warrants to purchase the Company's common stock at an exercise price equal to the price per share of common stock sold in an Initial Public Offering (IPO). The number of shares for which the warrant is exercisable will be determined by a formula based on 10% of the number of shares of common stock being sold in the Company's IPO, less the number of shares of common stock offered to the investors in the Company's IPO. The warrants shall be exercisable for a period of 180 days after the Company's IPO.

In connection with the issuance of Series F preferred stock in 2014, the Company issued warrants to participating investors to purchase an aggregate of 732,341 shares of Series F preferred stock at $0.01 per share. On March 10, 2014, 76,452 shares of Series F preferred stock were issued upon exercise of warrants at $0.01 per share. All warrants are fully vested and exercisable and expire during the period January through April 2019.

In March 2014, the Company issued warrants to Silicon Valley Bank (SVB) to purchase 175,000 shares of the Company's Series F preferred stock at an exercise price of $.01 per share. The estimated total value of the warrants was $311,501 using the Black-Sholes-Merton option-pricing model with the following assumptions: contractual life of ten years, estimated volatility of 40%, and an interest rate of 2.72%. The fair value is being amortized as additional interest expense during the term of the loan through March 2016. The Company recognized $77,875 of interest expense during the nine months ended September 30, 2014. All warrants are fully vested and exercisable and expire on March 31, 2016.

11.	Related Party Transactions

As of September 30, 2014, Mobile Internet Capital, Inc., (MIC) has purchased 2,081,818 shares of Series D preferred stock and 305,810 shares of Series E preferred stock of the Company.
DoCoMo Capital, Inc., has purchased 1,772,727 shares of Series D preferred stock and 152,905 shares of Series E preferred stock of the Company. NTT DoCoMo, Inc., is a Limited Partner of MIC. DoCoMo Capital, Inc., is an investment subsidiary of NTT DoCoMo Inc., which is the Company's major end customer, through a reseller arrangement with Net One Systems Co., Ltd. Sales to NTT DoCoMo, Inc. through Net One Systems Co., Ltd. accounted for greater than 89% of revenue in the nine months ended September 30, 2014. Net One Systems Co., Ltd. purchased approximately 454,545 shares of Series D preferred stock in 2009.

The Company has not reduced revenue in any period related to the issuance of preferred stock to related party entities as the Company believes the issuance of the preferred stock does not constitute a sales incentive. The price paid for the preferred stock was representative of fair value, as evidenced by the simultaneous purchase of preferred stock by other, unrelated investors.

STOKE, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2014
_________________________

12.    Significant Risks and Uncertainties

The Company is subject to certain risks, including the need to develop, demonstrate, and refine its products and services; obtain regulatory approval of products; leverage and retain its management and technical team; and reduce customer concentration. The Company has incurred operating losses since inception with the exception of fiscal year 2011 and has a cumulative deficit of approximately $108.8 million as of September 30, 2014. The Company had negative cash flows from operations of $5.9 million and $6.3 million for the nine months ending September 30, 2014 and 2013, respectively.

In January and April 2014, the Company raised $4.8 million through issuance of a Series F preferred stock financing, which included a $1.1 million exchange of common stock. In March 2014, the Company restructured its line of credit with an outstanding balance of $2.5 million due at maturity, June 29, 2014, to a term loan repayable over 24 months. Management has assessed that it does not have sufficient cash to meet operating requirements for the next twelve months and is in the process of negotiating a merger with Mavenir Systems.

13.    Concentrations of Credit Risk and Financial Instruments

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places all of its cash equivalents with high-credit quality issuers. Periodically, such deposits exceed the federally insured limits.

The Company's customer base is primarily composed of businesses in the Pacific Rim, the United States, and EMEA. The Company performs ongoing credit evaluations of its customers and it generally requires customers to prepay for PCS.

Two channel partners accounted for greater than 90% of the Company's total revenue for the nine months ended September 30, 2014 and 2013. One channel partner accounted for approximately 60% and 100% of the accounts receivable balance as of September 30, 2014 and December 31, 2013, respectively.

14.	Subsequent Events

Management evaluated subsequent events for possible impact on the condensed consolidated financial statements, including notes to these condensed consolidated financial statements through January 29, 2015, the date the condensed consolidated financial statements were available for issuance.

In November 2014, the Company signed a definitive agreement to be 100% acquired by Mavenir Systems, a leading provider of software-based networking solutions. At the effective time of the merger, Mavenir paid approximately $2.9 million in cash and repaid approximately $1.9 million of Stoke’s outstanding indebtedness. The acquisition was completed on November 18, 2014.